Exhibit 99.1

Investor Relations Contact:
Matt Dunn
214-525-4636
mdunn@hilltop.com

Hilltop Holdings Inc. Announces Financial Results for Third Quarter 2026

DALLAS — (BUSINESS WIRE) October 22, 2026 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the third quarter of 2026. Hilltop produced income attributable to common stockholders of $24.9 million, or $0.44 per diluted share, for the third quarter of 2026, compared to $45.8 million, or $0.74 per diluted share, for the third quarter of 2025.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.22 per common share, payable on November 20, 2026 to all common stockholders of record as of the close of business on November 6, 2026. Additionally, during the third quarter of 2026, Hilltop paid $20.0 million to repurchase an aggregate of 512,075 shares of its common stock at an average price of $38.96 per share pursuant to the 2026 stock repurchase program. These shares were returned to the pool of authorized but unissued shares of common stock. As a result of share repurchases during 2026, Hilltop has approximately $86 million of available share repurchase capacity through the expiration of the 2026 stock repurchase program in January 2027.

The extent of the impact of uncertain economic conditions on our financial performance during the remainder of 2026 will depend in part on developments outside of our control, including, among others, changes in the political environment, the impact of tariffs and reciprocal tariffs, the timing and significance of further changes in U.S. Treasury yields and mortgage interest rates, and a volatile economic forecast. These conditions, coupled with exposure to changes in funding costs, inflationary pressures, elevated energy prices, and international armed conflicts and their impact on supply chains within our business segments during the third quarter of 2026 have had, and are expected to continue to have, an adverse impact on our operating results during the remainder of 2026.

Jeremy B. Ford, Chairman, President and CEO of Hilltop, said, “Through a volatile quarter marked by a policy reversal from the Federal Reserve and rapidly rising rates, Hilltop delivered a 0.67% return on average assets and returned approximately $33 million to stockholders through dividends and share repurchases.

“During the third quarter, PlainsCapital Bank generated a 1.1% return on average assets and $44 million of pre-tax income as healthy net interest margin expansion and earning asset growth were partially offset by a $10 million provision for credit losses. PrimeLending reported a pre-tax loss of $11 million as the dramatic intra-quarter increase in mortgage rates depressed purchase activity across the market and reduced the mark-to-market value of existing loans in the pipeline. We continue to focus on best positioning the business for success in this persistently challenging environment. HilltopSecurities produced a 5.9% pre-tax margin on $117 million of net revenues to deliver $7 million in pre-tax income, primarily driven by strong results within its Public Finance Services and Wealth Management business lines. Alternatively, the more interest rate-sensitive business lines, Structured Finance and Fixed Income Services, were negatively impacted during the quarter primarily due to the speed and size of the change in long-term interest rates.

“As 2026 draws to a close, we remain committed to providing exceptional service to our clients, executing on our strategic plans and creating long-term value for our stockholders.”

Third Quarter 2026 Highlights for Hilltop:

●	The provision for credit losses was $10.2 million during the third quarter of 2026, compared to a reversal of credit losses of $1.0 million in the second quarter of 2026 and a reversal of credit losses of $2.5 million in the third quarter of 2025;
o	The provision for credit losses during the third quarter of 2026 was primarily driven by loan portfolio changes within the banking segment, including changes in loan mix and risk rating grade migration, net loan growth, a build in the allowance related to specific reserves, and changes in the U.S. economic outlook associated with collectively evaluated loans since the prior quarter.

●	For the third quarter of 2026, net gains from sale of loans and other mortgage production income and mortgage loan origination fees was $67.7 million, compared to $76.6 million in the third quarter of 2025, an 11.6% decrease;
o	Mortgage loan origination production volume was $2.2 billion during the third quarter of 2026, compared to $2.3 billion during the third quarter of 2025;
o	Net gains from mortgage loans sold to third parties, including broker fee income, decreased to 211 basis points during the third quarter of 2026, compared to 229 basis points in the second quarter of 2026.
●	Hilltop’s consolidated annualized return on average assets and return on average stockholders’ equity for the third quarter of 2026 were 0.67% and 4.67%, respectively, compared to 1.20% and 8.35%, respectively, for the third quarter of 2025;
●	Hilltop’s book value per common share decreased to $36.99 at September 30, 2026, compared to $37.12 at June 30, 2026;
●	Hilltop’s total assets were $16.2 billion and $16.0 billion at September 30, 2026 and June 30, 2026, respectively;
●	Loans[1], net of allowance for credit losses, were $8.3 billion and $8.2 billion at September 30, 2026 and June 30, 2026, respectively;
●	Non-accrual loans were $51.4 million, or 0.54% of total loans, at September 30, 2026, compared to $54.8 million, or 0.57% of total loans, at June 30, 2026;
●	Loans held for sale decreased by 37.7% from June 30, 2026 to $625.6 million at September 30, 2026;
●	Total deposits[2] were $11.0 billion and $10.5 billion at September 30, 2026 and June 30, 2026, respectively;
●	Hilltop maintained strong capital levels with a Tier 1 Leverage Ratio[3] of 12.63% and a Common Equity Tier 1 Capital Ratio of 18.28% at September 30, 2026;
●	Hilltop’s consolidated net interest margin[4] increased to 3.33% for the third quarter of 2026, compared to 3.21% in the second quarter of 2026;
●	For the third quarter of 2026, noninterest income was $187.1 million, compared to $217.8 million in the third quarter of 2025, a 14.1% decrease;
●	For the third quarter of 2026, noninterest expense was $264.1 million, compared to $271.9 million in the third quarter of 2025, a 2.9% decrease; and
●	Hilltop’s effective tax rate was 25.2% during the third quarter of 2026, compared to 23.2% during the same period in 2025.
o	The effective tax rate for the third quarter of 2026 was higher than the applicable statutory rate primarily due to the impact of nondeductible expenses, nondeductible compensation expense, valuation allowances and other permanent adjustments, partially offset by investments in tax-exempt instruments.

1  “Loans” reflect loans held for investment excluding broker-dealer margin loans, net of allowance for credit losses, of $390.2 million and $406.3 million at September 30, 2026 and June 30, 2026, respectively.

[2]

Total deposits at September 30, 2026 included estimated uninsured deposits of $6.0 billion, or approximately 55% of total deposits, while estimated uninsured deposits, excluding collateralized deposits of $586.7 million and internal accounts of $380.8 million, were $5.1 billion, or approximately 46% of total deposits.

[3]	Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

4   Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	September 30,	June 30,	March 31,	December 31,	September 30,
(in 000's)	2026	2026	2026	2025	2025
Cash and due from banks	$1,205,044	$750,508	$874,194	$1,231,944	$1,277,283
Federal funds sold	650	650	650	650	650
Assets segregated for regulatory purposes	17,984	17,827	17,673	20,211	5,050
Securities purchased under agreements to resell	119,534	112,496	133,088	55,977	78,909
Securities:
Trading, at fair value	596,565	674,054	698,106	617,408	574,434
Available for sale, at fair value, net (1)	1,372,913	1,450,592	1,469,670	1,491,048	1,443,612
Held to maturity, at amortized cost, net (1)	740,235	745,175	759,628	728,329	755,012
Equity, at fair value	293	287	238	265	248
	2,710,006	2,870,108	2,927,642	2,837,050	2,773,306
Loans held for sale	625,597	1,004,118	807,745	950,142	849,357
Loans held for investment, net of unearned income	8,807,076	8,672,927	8,433,673	8,311,952	8,227,194
Allowance for credit losses	(93,862)	(84,856)	(88,997)	(91,537)	(95,168)
Loans held for investment, net	8,713,214	8,588,071	8,344,676	8,220,415	8,132,026

Broker-dealer and clearing organization receivables	1,764,729	1,714,179	1,625,156	1,588,882	1,519,005
Premises and equipment, net	131,397	131,099	135,551	132,820	136,830
Operating lease right-of-use assets	96,757	88,325	89,845	83,757	87,464
Mortgage servicing assets	28,095	22,755	20,045	17,491	12,273
Other assets	534,394	428,111	452,779	432,603	459,588
Goodwill	267,447	267,447	267,447	267,447	267,447
Other intangible assets, net	4,886	5,125	5,365	5,605	5,862
Total assets	$16,219,734	$16,000,819	$15,701,856	$15,844,994	$15,605,050

Deposits:
Noninterest-bearing	$2,904,255	$2,744,425	$2,830,008	$2,831,919	$2,766,155
Interest-bearing	8,130,594	7,769,628	7,701,541	8,046,161	7,909,316
Total deposits	11,034,849	10,514,053	10,531,549	10,878,080	10,675,471
Broker-dealer and clearing organization payables	1,558,183	1,524,115	1,481,998	1,518,503	1,445,280
Short-term borrowings	825,220	1,243,214	990,807	676,882	680,979
Securities sold, not yet purchased, at fair value	105,571	90,264	63,346	37,955	65,119
Notes payable	148,762	148,703	148,645	148,587	148,530
Operating lease liabilities	112,418	104,410	106,166	100,155	104,134
Other liabilities	303,860	219,764	205,621	287,226	269,297
Total liabilities	14,088,863	13,844,523	13,528,132	13,647,388	13,388,810

Common stock	568	573	585	595	613
Additional paid-in capital	932,009	936,525	953,176	973,072	998,644
Accumulated other comprehensive loss	(102,372)	(81,006)	(82,348)	(79,877)	(87,254)
Retained earnings	1,270,521	1,270,141	1,272,618	1,274,611	1,276,539
Total Hilltop stockholders' equity	2,100,726	2,126,233	2,144,031	2,168,401	2,188,542
Noncontrolling interests	30,145	30,063	29,693	29,205	27,698
Total stockholders' equity	2,130,871	2,156,296	2,173,724	2,197,606	2,216,240
Total liabilities & stockholders' equity	$16,219,734	$16,000,819	$15,701,856	$15,844,994	$15,605,050

(1)	At September 30, 2026, the amortized cost of the available for sale securities portfolio was $1,477,022, while the fair value of the held to maturity securities portfolio was $653,508.

	Three Months Ended
Consolidated Income Statements	September 30,	June 30,	March 31,	December 31,	September 30,
(in 000's, except per share data)	2026	2026	2026	2025	2025
Interest income:
Loans, including fees	$140,965	$134,532	$130,086	$133,546	$135,773
Securities borrowed	12,022	15,340	14,203	17,753	21,175
Securities:
Taxable	27,121	28,359	26,919	25,088	25,452
Tax-exempt	3,026	3,358	3,021	3,509	3,512
Other	8,687	7,457	10,061	13,913	14,349
Total interest income	191,821	189,046	184,290	193,809	200,261

Interest expense:
Deposits	46,304	45,285	48,325	54,167	57,001
Securities loaned	10,260	13,774	12,842	16,020	19,430
Short-term borrowings	8,793	10,441	7,587	7,637	7,867
Notes payable	2,367	2,361	2,355	2,317	2,404
Other	1,727	1,334	1,084	1,141	1,171
Total interest expense	69,451	73,195	72,193	81,282	87,873

Net interest income	122,370	115,851	112,097	112,527	112,388
Provision for (reversal of) credit losses	10,166	(974)	1,765	7,824	(2,511)
Net interest income after provision for (reversal of) credit losses	112,204	116,825	110,332	104,703	114,899

Noninterest income (1):
Net gains from sale of loans and other mortgage production income	40,432	48,583	50,972	49,580	51,730
Mortgage loan origination fees	27,249	30,294	21,910	26,602	24,850
Principal transactions, commissions and fees	46,234	64,197	66,534	76,033	74,066
Investment banking, advisory and administrative fees	54,131	44,200	36,920	47,627	53,349
Other	19,096	12,684	12,079	17,518	13,812
Total noninterest income	187,142	199,958	188,415	217,360	217,807

Noninterest expense:
Employees' compensation and benefits	179,302	179,896	168,962	187,960	190,027
Occupancy and equipment, net	19,740	19,427	19,829	20,818	19,930
Professional services	11,756	12,647	11,245	12,386	12,681
Other	53,337	54,766	48,267	47,757	49,265
Total noninterest expense	264,135	266,736	248,303	268,921	271,903

Income before income taxes	35,211	50,047	50,444	53,142	60,803
Income tax expense	8,887	12,092	11,425	10,218	14,129
Net income	26,324	37,955	39,019	42,924	46,674
Less: Net income attributable to noncontrolling interest	1,424	1,433	1,183	1,340	856
Income attributable to Hilltop	$24,900	$36,522	$37,836	$41,584	$45,818

Earnings per common share:
Basic	$0.44	$0.63	$0.64	$0.69	$0.74
Diluted	$0.44	$0.63	$0.64	$0.69	$0.74

Cash dividends declared per common share	$0.22	$0.20	$0.20	$0.18	$0.18

Weighted average shares outstanding:
Basic	57,035	57,856	59,124	60,457	62,146
Diluted	57,142	57,950	59,207	60,498	62,168

(1)	During the three months ended December 31, 2025, certain financial statement line items within the noninterest income section of the consolidated income statement were reclassified to better align disclosures to business activities. These reclassifications were applied retrospectively to all prior periods presented. Total noninterest income did not change as a result of these reclassifications.

	Three Months Ended September 30, 2026
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$104,932	$12,360	$(480)	$1,405	$4,153	$122,370
Provision for (reversal of) credit losses	10,149	17	—	—	—	10,166
Noninterest income	12,089	104,265	67,711	7,508	(4,431)	187,142
Noninterest expense	62,797	109,762	78,013	14,015	(452)	264,135
Income (loss) before taxes	$44,075	$6,846	$(10,782)	$(5,102)	$174	$35,211

	Nine Months Ended September 30, 2026
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$303,125	$37,234	$(2,273)	$4,290	$7,942	$350,318
Provision for (reversal of) credit losses	10,880	76	—	—	—	10,956
Noninterest income	35,381	319,432	219,648	9,832	(8,778)	575,515
Noninterest expense	185,245	322,590	232,532	39,813	(1,006)	779,174
Income (loss) before taxes	$142,381	$34,000	$(15,157)	$(25,691)	$170	$135,703

	Three Months Ended September 30, 2025
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$96,846	$12,662	$(2,051)	$443	$4,488	$112,388
Provision for (reversal of) credit losses	(2,621)	110	—	—	—	(2,511)
Noninterest income	11,001	131,832	76,608	3,081	(4,715)	217,807
Noninterest expense	55,778	117,912	81,791	16,672	(250)	271,903
Income (loss) before taxes	$54,690	$26,472	$(7,234)	$(13,148)	$23	$60,803

	Nine Months Ended September 30, 2025
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$282,315	$37,381	$(5,749)	$(592)	$14,824	$328,179
Provision for (reversal of) credit losses	(592)	79	—	—	—	(513)
Noninterest income	33,703	325,271	234,631	45,832	(15,656)	623,781
Noninterest expense	166,934	320,488	241,187	56,848	(905)	784,552
Income (loss) before taxes	$149,676	$42,085	$(12,305)	$(11,608)	$73	$167,921

	September 30,	June 30,	March 31,	December 31,	September 30,
Capital Ratios	2026	2026	2026	2025	2025
Tier 1 capital (to average assets):
PlainsCapital	9.74%	9.73%	9.54%	10.60%	10.74%
Hilltop	12.63%	12.73%	12.82%	12.78%	13.13%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	12.83%	12.50%	12.71%	14.49%	14.81%
Hilltop	18.28%	18.34%	19.08%	19.70%	20.33%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	12.83%	12.50%	12.71%	14.49%	14.81%
Hilltop	18.28%	18.34%	19.08%	19.70%	20.33%
Total capital (to risk-weighted assets):
PlainsCapital	13.92%	13.47%	13.77%	15.60%	15.96%
Hilltop	20.66%	20.63%	21.50%	22.20%	22.90%

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Selected Financial Data	2026	2026	2026	2025	2025

Hilltop Consolidated:
Return on average stockholders' equity	4.67%	6.89%	7.12%	7.60%	8.35%
Return on average assets	0.67%	0.99%	1.02%	1.09%	1.20%
Net interest margin (1)	3.33%	3.21%	3.13%	3.02%	3.06%
Net interest margin (taxable equivalent) (2):
As reported	3.35%	3.23%	3.15%	3.04%	3.09%
Impact of purchase accounting	2 bps	2 bps	4 bps	3 bps	2 bps
Book value per common share ($)	36.99	37.12	36.63	36.42	35.69
Shares outstanding, end of period (000's)	56,789	57,284	58,530	59,540	61,326
Dividend payout ratio (3)	50.39%	31.68%	31.25%	26.17%	24.41%

Banking Segment:
Net interest margin (1)	3.49%	3.42%	3.38%	3.29%	3.23%
Net interest margin (taxable equivalent) (2):
As reported	3.50%	3.42%	3.39%	3.29%	3.23%
Impact of purchase accounting	4 bps	3 bps	5 bps	4 bps	2 bps
Accretion of discount on loans ($000's)	828	813	1,260	961	572
Net recoveries (charge-offs) ($000's)	(1,160)	(3,167)	(4,305)	(11,455)	(282)
Return on average assets	1.06%	1.28%	1.17%	1.05%	1.34%
Fee income ratio	10.3%	10.9%	10.1%	11.0%	10.2%
Efficiency ratio	53.7%	55.0%	55.5%	54.1%	51.7%
Employees' compensation and benefits ($000's)	34,405	33,523	35,744	33,241	31,925

Broker-Dealer Segment:
Net revenue ($000's) (4)	116,625	123,974	116,067	138,374	144,494
Employees' compensation and benefits ($000's)	78,705	76,861	71,272	83,361	86,997
Variable compensation expense ($000's)	44,214	43,003	36,469	49,635	50,756
Compensation as a % of net revenue	67.5%	62.0%	61.4%	60.2%	60.2%
Pre-tax margin (5)	5.9%	10.0%	12.7%	18.4%	18.3%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	1,954,264	2,075,078	1,428,157	1,918,395	2,027,568
Refinancings	255,949	318,464	600,569	511,960	269,136
Total mortgage loan originations - volume	2,210,213	2,393,542	2,028,726	2,430,355	2,296,704
Mortgage loan sales - volume ($000's)	2,423,284	2,041,387	2,021,018	2,180,088	2,220,126
Net gains from mortgage loan sales (basis points):
Loans sold to third parties (6)	200	217	248	236	226
Broker fee income (7)	11	12	13	14	13
Impact of loans retained by banking segment	(10)	(6)	(7)	(4)	(5)
As reported	201	223	254	246	234
Mortgage servicing rights asset ($000's) (8)	28,095	22,755	20,045	17,491	12,273
Employees' compensation and benefits ($000's)	57,845	60,738	55,087	59,657	60,036
Variable compensation expense ($000's)	29,939	34,514	28,723	34,275	32,665

(1)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(2)	Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for all periods presented. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. The taxable equivalent adjustments to interest income for Hilltop (consolidated) were $0.8 million, $0.8 million, $0.8 million, $0.8 million and $1.0 million, respectively, for the periods presented and for the banking segment were $0.2 million, $0.1 million, $0.2 million, $0.1 million and $0.3 million, respectively, for the periods presented.
(3)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(4)	Net revenue is defined as the sum of total broker-dealer net interest income and total broker-dealer noninterest income.
(5)	Pre-tax margin is defined as income before income taxes divided by net revenue.
(6)	Net gains from mortgage loans sold to third parties reflects provisions for anticipated indemnification claims and penalties for early payoff of loans which had the effect of lowering such net gains from mortgage loans sold to third parties by 5, 8, 7, 8 and 9 basis points, respectively, for the periods presented.
(7)	Broker fee income is earned by the mortgage origination segment for facilitating mortgage loan transactions between PrimeLending customers and third-party mortgage lenders when the requested loan products are not offered by PrimeLending.
(8)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	September 30,	June 30,	March 31,	December 31,	September 30,
Non-Performing Assets Portfolio Data	2026	2026	2026	2025	2025
Loans accounted for on a non-accrual basis ($000's):
Commercial real estate:
Non-owner occupied	$12,051	$13,785	$15,288	$3,873	$3,969
Owner occupied	13,188	10,769	10,218	5,617	7,119
Commercial and industrial	11,322	17,567	22,237	28,581	41,457
Construction and land development	2,070	690	844	1,010	1,007
1-4 family residential	12,773	11,991	12,419	14,367	14,701
Consumer	—	—	—	—	—
Broker-dealer	—	—	—	—	—
Non-accrual loans ($000's)	$51,404	$54,802	$61,006	$53,448	$68,253

Non-accrual loans as a % of total loans	0.54%	0.57%	0.66%	0.58%	0.75%

Other real estate owned ($000's)	8,812	7,466	8,473	8,020	8,289

Other repossessed assets ($000's)	—	—	—	—	—

Non-performing assets ($000's)	60,216	62,268	69,479	61,468	76,542

Non-performing assets as a % of total assets	0.37%	0.39%	0.44%	0.39%	0.49%

Loans past due 90 days or more and still accruing ($000's) (1)	46,330	40,226	40,155	33,811	28,388

(1)	Loans past due 90 days or more and still accruing were primarily comprised of loans held for sale and guaranteed by U.S. government agencies, including loans that are subject to repurchase, or have been repurchased, by PrimeLending.

	Three Months Ended September 30,
	2026			2025
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned	Yield or	Outstanding	Earned	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	or Paid	Rate	Balance	or Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$911,515	$13,716	5.89%	$905,623	$14,331	6.19%
Loans held for investment, gross (2)	8,708,397	127,249	5.80%	8,103,557	121,442	5.95%
Investment securities - taxable	2,362,020	27,121	4.59%	2,477,028	25,451	4.11%
Investment securities - non-taxable (3)	352,472	3,784	4.29%	391,685	4,458	4.55%
Federal funds sold and securities purchased under agreements to resell	154,361	1,244	3.20%	71,359	958	5.32%
Interest-bearing deposits in other financial institutions	566,998	5,257	3.68%	1,061,807	11,430	4.27%
Securities borrowed	1,391,178	12,022	3.38%	1,423,476	21,175	5.82%
Other	119,254	2,186	7.27%	134,682	1,962	5.78%
Interest-earning assets, gross (3)	14,566,195	192,579	5.25%	14,569,217	201,207	5.48%
Allowance for credit losses	(84,890)			(97,992)
Interest-earning assets, net	14,481,305			14,471,225
Noninterest-earning assets	1,002,610			956,077
Total assets	$15,483,915			$15,427,302

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$7,846,164	$46,304	2.34%	$7,807,348	$57,001	2.90%
Securities loaned	1,389,808	10,260	2.93%	1,407,765	19,430	5.48%
Notes payable and other borrowings	1,078,891	12,887	4.74%	934,201	11,442	4.86%
Total interest-bearing liabilities	10,314,863	69,451	2.67%	10,149,314	87,873	3.43%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,825,704			2,695,744
Other liabilities	198,119			377,444
Total liabilities	13,338,686			13,222,502
Stockholders’ equity	2,115,335			2,177,581
Noncontrolling interest	29,894			27,219
Total liabilities and stockholders' equity	$15,483,915			$15,427,302

Net interest income (3)		$123,128			$113,334
Net interest spread (3)			2.58%			2.05%
Net interest margin (3)			3.35%			3.09%

(1)	Information presented on a consolidated basis (dollars in thousands).
(2)	Average balance includes non-accrual loans.
(3)	Presented on a taxable-equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rate for the periods presented. The adjustment to interest income was $0.8 million and $1.0 million for the three months ended September 30, 2026 and 2025, respectively.

Conference Call Information

Hilltop will host a webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday, October 23, 2026. Hilltop Chairman, President and CEO Jeremy B. Ford and Hilltop CFO William B. Furr will review third quarter 2026 financial results. Interested parties can access the conference call by dialing 833-461-5787 (Toll Free North America) or (+1) 585-542-9983 (International Toll) and then using the conference ID 203160733. The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Momentum Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. At September 30, 2026, Hilltop employed approximately 3,530 people and operated 304 locations in 47 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange and NYSE Texas under the symbol “HTH.” Find more information at Hilltop.com, PlainsCapital.com, PrimeLending.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated or implied in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our outlook, plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “aim,” “anticipates,” “believes,” “building,” “continue,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “position,” “probable,” “progressing,” “projects,” “prudent,” “seeks,” “should,” “steady,” “target,” “view,” “will,” “working” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: (i) the credit risks of lending activities, including our ability to estimate credit losses and the allowance for credit losses, as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (ii) effectiveness of our data security controls in the face of cyber-attacks and any legal, reputational and financial risks following a cybersecurity incident; (iii) changes in general economic, market, political and business conditions in areas or markets where we compete, including changes in the price of crude oil and the impact of tariffs; (iv) persistent inflationary pressures and changes in the interest rate environment including potential impact of a prolonged elevated interest rate environment; (v) risks associated with concentration in real estate related loans; (vi) the effects of our indebtedness on our ability to manage our business successfully, including the restrictions imposed by the indenture governing our indebtedness; (vii) disruptions to the economy and financial services industry, risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in the cost of our deposit insurance assessments; (viii) cost and availability of capital; (ix) changes in state and federal laws, regulations or policies affecting one or more of our business segments, including changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”); (x) changes in key management; (xi) competition in our banking, broker-dealer, and mortgage origination segments from other banks and financial institutions as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders and government agencies; (xii) legal and regulatory proceedings; (xiii) risks associated with merger and acquisition integration; and (xiv) our ability to use excess capital in an effective manner. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.